UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2011 (May 4, 2011)

US DATAWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15835	84-1290152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Sugar Creek Blvd., 5th Floor Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

(281) 504-8000

 (Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 4, 2011, the Board of Directors (the “Board”) of US Dataworks, Inc. (the “Company”) accepted the resignation of (i) G. Richard Hicks from his position as a Class I Director and from all of his other positions with the Company, including his committee memberships and (ii) Anna C. Catalano from her position as a Class II Director and from all of her other positions with the Company, including her committee memberships.  Following its acceptance of such resignations, the Board eliminated one of the vacancies created by the resignations by decreasing the number of Class I Directors from (3) to two (2), thereby reducing the number of directors constituting the full Board from nine (9) to eight (8).

Also on May 4, 2011, the Board elected Reed Overfelt to fill the remaining Class II Director vacancy.  There are no arrangements or understandings between Mr. Overfelt and any other person pursuant to which he was selected as a director.  At that time, Mr. Overfelt was also elected to serve as a member of the Company’s Nominating and Corporate Governance Committee.  Mr. Overfelt will be entitled to receive compensation payable to the outside directors of the Company pursuant to the Company’s Outside Director Compensation Plan, which plan is described in the Company’s definitive Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the Commission on July 29, 2010 under the caption “Narrative of Director Compensation.”

On August 11, 2010, the Company entered into a Master Consulting and Professional Services Agreement (the “Consulting Agreement”) with OptimizedNow, LLC (“OptimizedNow”).  Mr. Overfelt is the CEO and an owner of OptimizedNow.  Pursuant to a statement of work entered into concurrently with, and under, the Consulting Agreement (the “Initial SOW”), OptimizedNow performed certain business consulting services associated with the Company’s implementation of a cloud computing platform for its Clearingworks® payments processing solution.  In consideration for the services provided under the Initial SOW, the Company paid OptimizedNow approximately $177,500.  On April 18, 2011, the Company and OptimizedNow entered into a second statement of work (the “Second SOW”) under the Consulting Agreement pursuant to which OptimizedNow will perform certain business consulting services associated with the Company’s marketing and sales program for the cloud computing platform for its Clearingworks® payments processing solution.  In consideration for the services provided under the Second SOW, the Company will be required to pay approximately $856,000 during the first year of the Second SOW if OptimizedNow meets all of its performance goals.  The Second SOW is renewable at the Company’s option in subsequent years.  To date, the Company has paid OptimizedNow approximately $46,000 for the services provided under the Second SOW.

A copy of the press release announcing the election of Mr. Overfelt and the resignations of Mr. Hicks and Ms. Catalano is attached to this Current Report as an exhibit and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Exhibits

99.1	Press release dated May 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2011

US DATAWORKS, INC.

By:	/s/ Charles E. Ramey
Charles E. Ramey
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 10, 2011.